Exhibit 99

ADP Reports Second Quarter Fiscal 2013 Results

Confirms Fiscal 2013 Revenue and EPS Guidance

Revenues Rise 7%, 6% Organic

EPS From Continuing Operations Declined 5%, Increased 7% Excluding Prior Year Gain

ROSELAND, N.J., Feb. 5, 2013 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP) reported revenue growth of 7%, 6% organic, to $2.7 billion for the second fiscal quarter ended December 31, 2012, Carlos Rodriguez, president and chief executive officer, announced today. The second quarter of fiscal 2012 included a pretax gain of $66 million, $41 million after tax, on a sale of assets. As reported, including the gain, pretax earnings from continuing operations decreased 8% and pretax margin declined 320 basis points. Net earnings from continuing operations decreased 6% and diluted earnings per share from continuing operations of $0.72 decreased 5% from $0.76 a year ago on fewer shares outstanding.

Excluding the prior year gain, pretax earnings from continuing operations increased 4%, pretax margin declined 60 basis points, net earnings from continuing operations increased 6%, and diluted earnings per share from continuing operations of $0.72 increased 7% from $0.67 a year ago. Fiscal year-to-date through February 1, 2013 ADP acquired 5.9 million shares of its stock for treasury at a cost of $341 million. Cash and marketable securities were $1.5 billion at December 31, 2012.

Second Quarter Discussion

Commenting on the results, Mr. Rodriguez said, "I am pleased with ADP's second quarter results.    Our business segments performed well driving solid revenue growth and pretax margin expansion. Combined worldwide new business bookings for Employer Services and PEO Services grew 5%. With 9% growth in new business bookings through the first half of the fiscal year, we are on track to achieve our full year outlook of 8% to 10% growth.

"Previously communicated challenges and tough comparisons we faced heading into the quarter affected the company's results, including:

  The gain on a sale of assets in the prior year second quarter negatively impacted growth in pretax earnings from continuing operations 12%, pretax margin 260 basis points, and diluted earnings per share from continuing operations $0.08, or 12%.
  Unfavorable foreign exchange rates negatively impacted revenue growth 0.5% with minimal impact on earnings.
  The decline in high-margin interest revenues due to the lower average yield on client funds balances negatively impacted revenue growth 1%, partially offset by growth in average client funds balances. The client funds extended investment strategy, which is primarily driven by interest on client funds, negatively impacted growth in pretax earnings from continuing operations 4%, pretax margin 110 basis points, and diluted earnings per share from continuing operations $0.03, or 4%.
  Foregone revenues and earnings related to the fiscal 2012 second quarter sale of assets and the expiration of certain employment tax credits within our Tax Credit Services business negatively impacted revenue growth 1%, growth in pretax earnings from continuing operations 2%, pretax margin 30 basis points, and diluted earnings per share nearly $0.02, or 3%.
  Fiscal 2012 acquisitions contributed 1% to total revenue growth and negatively impacted pretax margins 20 basis points with minimal impact on earnings.

Employer Services

"Employer Services' revenues grew 7% for the second quarter, 6% organically, compared to last year's second quarter. The number of employees on our clients' payrolls in the United States increased 2.6% for the quarter as measured on a same-store-sales basis for our clients on our AutoPay platform. Worldwide client retention increased 0.8 percentage points compared with a year ago. As anticipated, Employer Services' pretax margin expanded 70 basis points for the quarter including a 50 basis point drag from fiscal 2012 acquisitions. Increased operating scale and sales efficiencies contributed to the pretax margin improvement.

PEO Services

"PEO Services' revenues increased 13% for the second quarter, all organic, compared to last year's second quarter.  PEO Services' pretax margin increased 40 basis points for the quarter due to an easier year-over-year comparison and slower growth in pass-through costs. Average worksite employees paid by PEO Services increased 10% for the quarter to approximately 276,000.

Dealer Services

"Dealer Services' revenues grew 11% for the second quarter, 9% organically, compared to last year's second quarter. Organic revenues benefited from increased advertising in Digital Marketing and increased software license fees in our international business. Dealer Services' pretax margin improved 180 basis points for the quarter benefiting from increased operating scale and an increase in certain non-recurring high-margin revenues.

Interest on Funds Held for Clients

"The safety, liquidity, and diversification of our clients' funds are the foremost objectives of our investment strategy. Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

 "For the second quarter, interest on funds held for clients declined $16.2 million, or 14%, from $117.9 million a year ago to $101.7 million, due to a decline of about 60 basis points in the average interest yield to 2.4%, partially offset by an increase of 9% in average client funds balances from $15.6 billion to $17.0 billion.

Discontinued Operations

"On December 17, 2012, ADP completed the sale of the Taxware Enterprise Service business (Taxware) which was previously reported within the Employer Services segment. Taxware generated $50 million in revenues and approximately $0.02 of earnings per share in fiscal 2012. The results of operations for this business are reported within discontinued operations in the fiscal 2013 and 2012 results within this release.  ADP recorded a net gain on the sale of $58.8 million, or $36.7 million after tax, within discontinued operations in the second quarter of fiscal 2013.

Fiscal 2013 Forecast

"Our fiscal 2013 forecasts assume no changes in the current economic environment. We have maintained our guidance for total company revenue and earnings per share growth and we continue to anticipate driving good pretax margins in the business segments, although we anticipate a decline in total ADP pretax margin.  Our forecasts continue to be impacted by a lower expected average yield on the client funds portfolio due to continued low market interest rates, and tough year-over-year comparisons from certain fiscal 2012 items as detailed in the tables below.  We continue to anticipate an improvement in the effective tax rate of approximately 30 basis points from 34.5% last year. Our forecasts exclude the results of discontinued operations.

Revenues - We continue to anticipate 5% - 7% growth.

Impacts to Revenue Growth	Fiscal 2013 Forecast	Year-to-date through Q2	Q3	Q4
Client Funds Interest Revenues	(1%)	(1%)	(1%)	(1%)
Foregone revenues related to Q2 FY12 sale of assets & expiration of tax credits	(0.5%)	(1%)	none	none
Foreign Exchange Rates	up to (1%)	~ (1%)	minimal	minimal
Fiscal 2012 Acquisitions	~1%	~2%	~1%	none

Pretax margins – We anticipate a decline of about 30 to 40 basis points from 19.2% last year which excludes the gain recorded in the second quarter of fiscal 2012.

Impacts to Pretax Margin Decline	Fiscal 2013 Forecast	Year-to-date through Q2	Q3	Q4
Client Funds Extended Investment Strategy	(110) bps	~(100) bps	~(100) bps	~(120) bps
Foregone revenues & earnings related to Q2 FY12 sale of assets & expiration of tax credits	(20) bps	(40) bps	none	none
Fiscal 2012 Acquisitions	(20) bps	(30) bps	(20) bps	none

Diluted earnings per share from continuing operations – We continue to anticipate 5% - 7% growth compared to $2.72 in fiscal 2012, which excludes the gain recorded in the second quarter of fiscal 2012.

Impacts to Diluted Earnings per Share Growth	Fiscal 2013 Forecast	Year-to-date through Q2	Q3	Q4
Client Funds Extended Investment Strategy	($0.12)	($0.06)	~($0.03)	~($0.03)
Foregone earnings related to Q2 FY12 sale of assets & expiration of tax credits	($0.04)	($0.04)	none	none
Foreign Exchange Rates	minimal	minimal	minimal	minimal
Fiscal 2012 Acquisitions	minimal	minimal	minimal	none

 "The impacts noted above from the expected drag from fiscal 2012 acquisitions as well as the negative year-over-year comparisons from the fiscal 2012 second quarter sale of assets and the expiration of certain employment tax credits within our Tax Credit Services business are reflected in the segment forecasts provided below.

  Employer Services – revenue growth of 6% to 7% with pretax margin expansion of at least 50 basis points
  Pays per control – up 2.0% to 3.0% for the year
  PEO Services – revenue growth of 12% to 13% with slight pretax margin expansion
  Employer Services and PEO Services new business sales – 8% to 10% growth compared to over $1.2 billion sold in fiscal 2012
  Dealer Services – revenue growth of 8% to 9%, with pretax margin expansion of over 100 basis points

"The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of February 1, 2013. The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate any changes during the fiscal year in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of February 1, 2013 were used to forecast new purchase rates for the client extended, corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is expected to decline about $75 million, or 15%, from $493.3 million in fiscal 2012 to about $420 million. This forecast is based on a decline of about 60 basis points in the expected average interest yield to 2.2%, partially offset by 5% to 7% anticipated growth in average client funds balances to $18.8 to $19.1 billion.
  Interest income on corporate funds is expected to decline approximately $20 million from $85.2 million in fiscal 2012. Included in interest income on corporate funds is interest income related to the extended investment strategy, which is expected to decline about $10 million to approximately $55 million.
  In combination, we expect the total impact related to the client funds extended investment strategy to be a decline of $85 to $90 million from $556 million in fiscal 2012. Our prior forecast anticipated a decline of $80 to $85 million.

"I am cautious as economic growth continues to lag historic levels, but I am pleased with our solid execution in our businesses.  I am confident that ADP is well positioned to navigate the uncertainty of the global economy. As a leading global Human Capital Management solutions provider we are focused on successfully executing against our four strategic pillars for growth. Driving product innovation and enhancing our distribution and service capabilities are the right things to do to continue to grow the business long-term," Mr. Rodriguez concluded.

Website Schedules

The schedules of quarterly and full-year revenue and pretax earnings by reportable segment for fiscal years 2011, 2012, and 2013 have been updated for the second quarter of fiscal 2013 and to reflect the impact of discontinued operations. These schedules also include a statement of consolidated earnings for fiscal 2012 and each quarter restated for discontinued operations and are posted to the Investor Relations home page (http://www.investquest.com/iq/a/adp/index.htm) of our website www.ADP.com under Reportable Segments Financial Data.

An analyst conference call will be held today, Tuesday, February 5 at 8:30 a.m. EST.   A live webcast of the call will be available to the public on a listen-only basis. To listen to the webcast and view the slide presentation, go to ADP's home page,www.ADP.com, or ADP's Investor Relations home page, http://www.investquest.com/iq/a/adp/index.htm, and click on the webcast icon.  Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system 10 minutes prior to the webcast. The presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations home page at http://www.investquest.com/iq/a/adp/index.htm. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP

ADP ® (Nasdaq:ADP), with more than $10 billion in revenues and approximately 600,000 clients, is one of the world's largest providers of business outsourcing solutions. Leveraging over 60 years of experience, ADP offers a wide range of human resource, payroll, tax and benefits administration solutions from a single source. ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes. ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP or to contact a local ADP sales office, reach us at 1.800.225.5237 or visit the company's website at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,183.4	$ 2,041.7	$ 4,265.3	$ 4,032.8
Interest on funds held for clients	101.7	117.9	208.4	239.8
PEO revenues (A)	462.7	411.1	911.6	809.0
Total revenues	2,747.8	2,570.7	5,385.3	5,081.6

Expenses:
Costs of revenues:
Operating expenses	1,401.6	1,304.2	2,769.1	2,593.9
Systems development & programming costs	159.9	147.3	316.2	295.2
Depreciation & amortization	62.8	62.2	125.6	125.0
Total costs of revenues	1,624.3	1,513.7	3,210.9	3,014.1

Selling, general & administrative expenses	624.7	574.9	1,236.1	1,161.8
Interest expense	3.0	2.1	6.1	4.2
Total expenses	2,252.0	2,090.7	4,453.1	4,180.1

Other income, net (B)	(33.0)	(96.2)	(62.2)	(130.4)

Earnings from continuing operations before income taxes	528.8	576.2	994.4	1,031.9

Provision for income taxes	176.8	203.4	340.0	358.7

Net earnings from continuing operations	$ 352.0	$ 372.8	$ 654.4	$ 673.2

Earnings from discontinued operations before income taxes	62.3	3.5	66.8	7.1

Provision for income taxes	23.4	1.3	25.1	2.6

Net earnings from discontinued operations	$ 38.9	$ 2.2	$ 41.7	$ 4.5

Net earnings	$ 390.9	$ 375.0	$ 696.1	$ 677.7

Basic Earnings Per Share from Continuing Operations	$ 0.73	$ 0.77	$ 1.36	$ 1.38
Basic Earnings Per Share from Discontinued Operations	0.08	--	0.09	0.01
Basic Earnings Per Share	$ 0.81	$ 0.77	$ 1.44	$ 1.39

Diluted Earnings Per Share from Continuing Operations	$ 0.72	$ 0.76	$ 1.34	$ 1.37
Diluted Earnings Per Share from Discontinued Operations	0.08	--	0.09	0.01
Diluted Earnings Per Share	$ 0.80	$ 0.76	$ 1.43	$ 1.38

Dividends declared per common share	$ 0.4350	$ 0.3950	$ 0.8300	$ 0.7550

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $5,410.9 and $4,810.4 for the three months ended December 31, 2012 and 2011, respectively, and $9,936.7 and $8,745.7 for the six months ended December 31, 2012 and 2011, respectively.
(B) The three and six months ended December 31, 2011 include a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	December 31,	June 30,
	2012	2012
Assets
Cash and cash equivalents/Short-term marketable securities (C)	$ 1,434.8	$ 1,578.5
Other current assets	2,358.6	2,030.0
Assets of discontinued operations	--	125.0
Total current assets before funds held for clients	3,793.4	3,733.5

Funds held for clients	23,759.0	21,539.1
Total current assets	27,552.4	25,272.6

Long-term marketable securities	82.4	86.9
Property, plant and equipment, net	712.9	706.3
Other non-current assets	4,982.3	4,751.6
Total assets	$ 33,330.0	$ 30,817.4

Liabilities and Stockholders' Equity
Other current liabilities	$ 2,360.3	$ 2,367.5
Obligations under reverse repurchase agreements	13.5	--
Liabilities of discontinued operations	--	29.0
Client funds obligations	23,064.7	20,856.2
Total current liabilities	25,438.5	23,252.7

Long-term debt	15.8	16.8
Other non-current liabilities	1,480.4	1,433.9
Total liabilities	26,934.7	24,703.4

Total stockholders' equity	6,395.3	6,114.0
Total liabilities and stockholders' equity	$ 33,330.0	$ 30,817.4

(C) As of December 31, 2012, $13.4 million of Short-term marketable securities and $0.1 million of Cash and cash equivalents have been pledged as collateral under reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the three and six months ended December 31, 2011 to adjusted results that exclude the sale of assets related to rights and obligations to resell a third-party expense management platform. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings and adjusted diluted EPS are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, or as a substitute for, earnings and diluted EPS and they may not be comparable to similarly titled measures employed by other companies.

Three Months Ended December 31, 2011
	Earnings from			Diluted EPS from
	continuing operations	Provision for	Net earnings from	continuing
	before income taxes	income taxes	continuing operations	operations

As Reported	$ 576.2	$ 203.4	$ 372.8	$ 0.76

Less Adjustments:
Gain on sale of assets	66.0	24.8	41.2	0.08

As Adjusted	$ 510.2	$ 178.6	$ 331.6	$ 0.67

Six months ended December 31, 2011
	Earnings from			Diluted EPS from
	continuing operations	Provision for	Net earnings from	continuing
	before income taxes	income taxes	continuing operations	operations

As Reported	$ 1,031.9	$ 358.7	$ 673.2	$ 1.37

Less Adjustments:
Gain on sale of assets	66.0	24.8	41.2	0.08

As Adjusted	$ 965.9	$ 333.9	$ 632.0	$ 1.28

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	December 31,
	2012	2011	Change	% Change
Revenues from continuing operations (D)
Employer Services	$ 1,907.7	$ 1,782.0	$ 125.7	7%
PEO Services	465.7	413.8	51.9	13%
Dealer Services	449.8	406.9	42.9	11%
Other	(75.4)	(32.0)	(43.4)	n/m
	$ 2,747.8	$ 2,570.7	$ 177.1	7%
Pre-tax earnings from continuing operations (D)
Employer Services	$ 485.0	$ 441.0	$ 44.0	10%
PEO Services	49.8	42.5	7.3	17%
Dealer Services	86.2	70.7	15.5	22%
Other (E)	(92.2)	22.0	(114.2)	n/m
	$ 528.8	$ 576.2	$ (47.4)	(8)%
Pre-tax margin (D)
Employer Services	25.4%	24.7%	0.7%
PEO Services	10.7%	10.3%	0.4%
Dealer Services	19.2%	17.4%	1.8%
Other	n/m	n/m	n/m
	19.2%	22.4%	(3.2)%

	Six Months Ended
	December 31,
	2012	2011	Change	% Change
Revenues (D)
Employer Services	$ 3,726.7	$ 3,490.9	$ 235.8	7%
PEO Services	917.6	814.4	103.2	13%
Dealer Services	889.6	809.5	80.1	10%
Other	(148.6)	(33.2)	(115.4)	n/m
	$ 5,385.3	$ 5,081.6	$ 303.7	6%
Pre-tax earnings (D)
Employer Services	$ 906.8	$ 848.2	$ 58.6	7%
PEO Services	96.0	79.1	16.9	21%
Dealer Services	162.2	134.1	28.1	21%
Other (E)	(170.6)	(29.5)	(141.1)	n/m
	$ 994.4	$ 1,031.9	$ (37.5)	(4)%
Pre-tax margin (D)
Employer Services	24.3%	24.3%	0.0%
PEO Services	10.5%	9.7%	0.7%
Dealer Services	18.2%	16.6%	1.7%
Other	n/m	n/m	n/m
	18.5%	20.3%	(1.8)%

(D) Prior year's segment results were adjusted to reflect fiscal year 2013 budgeted foreign exchange rates.

(E) The three and six months ended December 31, 2011 include a $66.0 gain on the sale of assets related to rights and obligations to resell a third-party expense management platform.

n/m - not meaningful

	Three Months Ended
	December 31,		Change in other
	2012	2011	income, net
Components of other income, net:
Interest income on corporate funds	$ (21.5)	$ (27.2)	$ (5.7)
Realized gains on available-for-sale securities	(9.8)	(14.8)	(5.0)
Realized losses on available-for-sale securities	0.5	6.6	6.1
Impairment losses on available-for-sale securities	--	5.8	5.8
Gains on sales of buildings	(2.2)	--	2.2
Gain on sale of assets	--	(66.0)	(66.0)
Other, net	--	(0.6)	(0.6)
Total other income, net	$ (33.0)	$ (96.2)	$ (63.2)

	Six Months Ended
	December 31,		Change in other
	2012	2011	income, net
Components of other income, net:
Interest income on corporate funds	$ (45.3)	$ (56.8)	$ (11.5)
Realized gains on available-for-sale securities	(14.6)	(19.1)	(4.5)
Realized losses on available-for-sale securities	0.8	6.9	6.1
Impairment losses on available-for-sale securities	--	5.8	5.8
Gains on sales of buildings	(2.2)	--	2.2
Gain on sale of assets	--	(66.0)	(66.0)
Other, net	(0.9)	(1.2)	(0.3)
Total other income, net	$ (62.2)	$ (130.4)	$ (68.2)

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2012	2011	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 352.0	$ 372.8	$ (20.8)	(6)%
Net earnings	$ 390.9	$ 375.0	$ 15.9	4%
Basic weighted average shares outstanding	482.1	486.7	(4.6)	(1)%
Basic earnings per share from continuing operations	$ 0.73	$ 0.77	$ (0.04)	(5)%
Basic earnings per share	$ 0.81	$ 0.77	$ 0.04	5%

Net earnings from continuing operations	$ 352.0	$ 372.8	$ (20.8)	(6)%
Net earnings	$ 390.9	$ 375.0	$ 15.9	4%
Diluted weighted average shares outstanding	486.8	492.4	(5.6)	(1)%
Diluted earnings per share from continuing operations	$ 0.72	$ 0.76	$ (0.04)	(5)%
Diluted earnings per share	$ 0.80	$ 0.76	$ 0.04	5%

	Six Months Ended
	December 31,
	2012	2011	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 654.4	$ 673.2	$ (18.8)	(3)%
Net earnings	$ 696.1	$ 677.7	$ 18.4	3%
Basic weighted average shares outstanding	482.8	487.3	(4.5)	(1)%
Basic earnings per share from continuing operations	$ 1.36	$ 1.38	$ (0.02)	(1)%
Basic earnings per share	$ 1.44	$ 1.39	$ 0.05	4%

Net earnings from continuing operations	$ 654.4	$ 673.2	$ (18.8)	(3)%
Net earnings	$ 696.1	$ 677.7	$ 18.4	3%
Diluted weighted average shares outstanding	487.7	492.8	(5.1)	(1)%
Diluted earnings per share from continuing operations	$ 1.34	$ 1.37	$ (0.03)	(2)%
Diluted earnings per share	$ 1.43	$ 1.38	$ 0.05	4%

	Three Months Ended
	December 31,
	2012	2011
Key Statistics:
Internal revenue growth:
Employer Services	6%	5%
PEO Services	13%	16%
Dealer Services	9%	7%

Employer Services:
Change in pays per control - AutoPay product	2.6%	2.8%
Change in client revenue retention percentage - worldwide	0.8 pts	(0.5) pts
Employer Services/PEO new business sales growth - worldwide	5%	14%

PEO Services:
Paid PEO worksite employees at end of period	278,000	253,000
Average paid PEO worksite employees during the period	276,000	251,000

	Six Months Ended
	December 31,
	2012	2011
Key Statistics:
Internal revenue growth:
Employer Services	5%	6%
PEO Services	13%	16%
Dealer Services	8%	6%

Employer Services:
Change in pays per control - AutoPay product	2.9%	2.8%
Change in client revenue retention percentage - worldwide	0.2 pts	(0.2) pts
Employer Services/PEO new business sales growth - worldwide	9%	11%

PEO Services:
Paid PEO worksite employees at end of period	278,000	253,000
Average paid PEO worksite employees during the period	272,000	247,000

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2012	2011	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.1	$ 1.3	$ (0.1)	(11)%
Corporate extended	4.2	3.6	0.6	16%
Total corporate	5.3	4.8	0.4	9%
Funds held for clients	17.0	15.6	1.4	9%
Total	$ 22.3	$ 20.4	$ 1.9	9%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.7%	0.9%
Corporate extended	1.8%	2.6%
Total corporate	1.6%	2.2%
Funds held for clients	2.4%	3.0%
Total	2.2%	2.8%

Net unrealized gain position at end of period	$ 717.8	$ 685.1

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.7	$ 3.3
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.3
	$ 4.2	$ 3.6

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.7%	0.7%

Interest on funds held for clients	$ 101.7	$ 117.9	$ (16.2)	(14)%
Corporate extended interest income (F)	19.4	23.5	(4.1)	(17)%
Corporate interest expense-short-term financing (F)	(2.6)	(1.4)	(1.2)	(90)%
	$ 118.5	$ 140.0	$ (21.6)	(15)%

	Six Months Ended
	December 31,
	2012	2011	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.2	$ 1.3	$ (0.1)	(11)%
Corporate extended	4.0	3.5	0.4	12%
Total corporate	5.1	4.9	0.3	6%
Funds held for clients	16.5	15.4	1.2	8%
Total	$ 21.7	$ 20.2	$ 1.4	7%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.8%	0.9%
Corporate extended	2.0%	2.8%
Total corporate	1.8%	2.3%
Funds held for clients	2.5%	3.1%
Total	2.3%	2.9%

Net unrealized gain position at end of period	$ 717.8	$ 685.1

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 3.5	$ 3.2
U.S. & Canadian reverse repurchase agreement borrowings	0.5	0.4
	$ 4.0	$ 3.5

Average interest rates paid on:
U.S. commercial paper borrowings	0.2%	0.1%
U.S. & Canadian reverse repurchase agreement borrowings	0.7%	0.5%

Interest on funds held for clients	$ 208.4	$ 239.8	$ (31.4)	(13)%
Corporate extended interest income (F)	40.6	49.1	(8.5)	(17)%
Corporate interest expense-short-term financing (F)	(5.1)	(2.8)	(2.3)	(80)%
	$ 243.9	$ 286.1	$ (42.2)	(15)%

(F) While "Corporate extended interest income" and "Corporate interest expense -short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	December 31,
	2012	2011

Corporate extended interest income	$ 19.4	$ 23.5
All other interest income	2.1	3.7
Total interest income on corporate funds	$ 21.5	$ 27.2

Corporate interest expense - short-term financing	$ 2.6	$ 1.4
All other interest expense	0.4	0.7
Total interest expense	$ 3.0	$ 2.1

	Six Months Ended
	December 31,
	2012	2011

Corporate extended interest income	$ 40.6	$ 49.1
All other interest income	4.7	7.7
Total interest income on corporate funds	$ 45.3	$ 56.8

Corporate interest expense - short-term financing	$ 5.1	$ 2.8
All other interest expense	1.0	1.4
Total interest expense	$ 6.1	$ 4.2

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 should be considered in evaluating any forward-looking statements contained herein.

CONTACT: ADP Investor Relations
         Elena Charles, 973.974.4077
         Debbie Morris, 973.974.7821